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                          CONTINUING SERVICES AGREEMENT

          This CONTINUING SERVICES AGREEMENT is entered into as of this 1st day of July, 1996 by and among Pharmavene, Inc., a Delaware corporation with offices located at 1550 East Gude Drive, Rockville, Maryland 20850 (the "Company"), and James D. Isbister, an individual residing at 9521 Accord Drive, Potomac, Maryland 20854 (the "Employee").

          WHEREAS, the Employee is a party to an Employment Agreement between the Company and the Employee dated as of December 12, 1995 (the "Employment Agreement") which provides for the Employee's employment as the President and Chief Executive Officer of the Company;

          WHEREAS, the Employee has resigned his position as President of the Company effective July 1, 1996; and

          WHEREAS, the Employee also serves as the Chairman of the Board of Directors of the Company.

          WHEREAS, the Company and the Employee wish to set forth in writing the terms and conditions upon which the Employee will continue to provide certain services to the Company in the event of his "Voluntary Termination" (as such term is defined in the Employment Agreement) as Chief Executive Officer of the Company.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the Company and the Employee agree as follows:

          1. APPLICABILITY OF THE EMPLOYMENT AGREEMENT. The Employee will continue to be employed as the Company's Chief Executive Officer pursuant to the terms of the Employment Agreement until such time as his employment as Chief Executive Officer is terminated in accordance with the terms and conditions contained in the Employment Agreement. Until the Employee's employment as Chief Executive Officer is terminated in accordance with the terms of the Employment Agreement, the terms of the Employment Agreement shall remain in full force and shall be applicable to the Employee, unless such Employment Agreement is amended or modified after the date hereof by written agreement of the parties thereto.

          2. TERMINATION OF EMPLOYMENT; CONTINUATION OF SERVICE AS CHAIRMAN OF THE BOARD. In the event of the Employee's Voluntary Termination as Chief Executive Officer of the Company on or before December 31, 1998 in accordance with the terms of SECTION 9 of the Employment Agreement, the Employee shall thereafter and through December 31, 1998 (or such later date as the Company and the Employee may agree) remain in the employ of the Company as the Chairman of the Board of Directors. For so long as the Employee continues to serve as Chairman of the Board of Directors, he shall be deemed an "employee" of the Company for all purposes. As Chairman of the Board of Directors, the Employee shall perform such duties and services as are consistent with his position, and agrees to perform well and faithfully such duties and responsibilities.


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          3.   COMPENSATION OF THE EMPLOYEE.  In the event of the Employee's
Voluntary Termination as Chief Executive Officer on or before December 31, 1998, the Company will pay to the Employee an annual base salary of $65,000, commencing on the day following the Employee's resignation as Chief Executive Officer, and payable in such installments as is the policy of the Company with respect to employees of the Company at substantially the same employment level as the Employee. In the event of the Employee's Voluntary Termination as Chief Executive Officer on or before December 31, 1996, the Employee will be eligible to receive a bonus in respect of the Company's fiscal year ended December 31, 1996, pro rated based on the number of full months in such year that the Employee was employed as Chief Executive Officer. Such bonus shall be awarded in accordance with the Company's regular policies and procedures for awarding bonuses to employees.

          4. OTHER BENEFITS. Upon the Employee's Voluntary Termination as Chief Executive Officer, and for so long as the Employee remains in the employ of the Company as Chairman of the Board of Directors, the Employee shall continue to be eligible to receive health insurance coverage pursuant to the Company's group health insurance plans or programs for its employees, on the same terms as are made available to the senior executive officers of the Company. In addition, for so long as the Employee remains in the employ of the Company as Chairman of the Board of Directors, the Company will reimburse the Employee, in accordance with the practice of the Company from time to time, for all reasonable and necessary travel expenses and other disbursements incurred by him for or on behalf of the Company in the performance of his duties hereunder upon presentation by the Employee to the Company of appropriate vouchers.

          5. STOCK OPTIONS. Upon the Employee's Voluntary Termination as Chief Executive Officer, all options to purchase the Company's common stock previously granted to the Employee shall remain outstanding and shall continue to vest for so long as the Employee remains in the employ of the Company as Chairman of the Board of Directors, in accordance with the terms and provisions of the Company's Stock Option Plan and the stock option agreements entered into between the Company and the Employee as if such Voluntary Termination had not occurred. In addition, notwithstanding any provision to the contrary in the Company's Stock Option Plan or any stock option agreement, all stock options held by the Employee will vest and become exercisable immediately in the event of the Employee's death or disability.

          6. PROPRIETARY INFORMATION AND NONCOMPETITION AGREEMENT. The Employee has executed a Proprietary Information and Noncompetition Agreement and covenants that he will continue to comply with the terms of such agreement during the term thereof.

          7. SURVIVAL. Notwithstanding anything contained in this Agreement to the contrary, the provisions of SECTIONS 5, 6, 8, 10, 14, 15 and this SECTION 7 will survive the expiration or other termination of this Agreement until, by their terms, such provisions are no longer operative.

          8. NOTICES. All notices, demands and other communications which are required to be given, served or sent pursuant to this Agreement will be in writing and will be


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delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

          If to the Employee:

          James D. Isbister
          9521 Accord Drive
          Potomac, Maryland 20854

          If to the Company:

          Pharmavene, Inc.
          1550 East Gude Drive
          Rockville, Maryland 20850
          Attention:  Secretary

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this SECTION 8 or in accordance with the latest unrevoked direction from such party.

          9. BINDING AGREEMENT; BENEFIT. The provisions of this Agreement will be binding upon and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.

          10. GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Maryland (not including the choice of law provisions thereof).

          11. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.

          12. AMENDMENTS. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

          13. HEADINGS. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          14. SEVERABILITY. Subject to the provisions of SECTION 7 above, any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without


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invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

          15. ASSIGNMENT. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; PROVIDED, HOWEVER, that the provisions hereof will inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all assets or otherwise.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Continuing Services Agreement as of the day and year first above written.

                              PHARMAVENE, INC.



                              By:
                                 ------------------------------------------
                                    Name:
                                    Title:



                              James D. Isbister


                              ---------------------------------------------


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